                                                                   EXHIBIT 10.20


                      SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made and entered into this 14th day of May, 1999, by and between GADZOOKS, INC., a Texas corporation (the "Company"), and WELLS FARGO BANK (TEXAS), National Association (the "Bank").

                             PRELIMINARY STATEMENTS

         A. The Company and the Bank are parties to that certain Credit Agreement, dated January 30, 1997, as modified and amended by that First Amendment to Credit Agreement, dated June 11, 1998, (collectively the "Credit Agreement"); and

         B. The Company and the Bank desire to amend the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement, as amended hereby) to, among other things, (i) decrease the amount of the Line of Credit (as defined in the Credit Agreement) provided by the Bank to the Company from $20,000,000.00 to $10,000,000.00; (ii) extend the payment due date for such Line of Credit; (iii) modify and amend certain covenants; and (iv) modify and amend such other terms and conditions as set forth herein.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                                   AMENDMENTS

         2.01 AMENDMENT TO SECTION 1.1(A). Effective as of the date hereof,
Section 1.1(a) of the Credit Agreement is hereby amended by deleting therefrom
(i) the dollar amount "$20,000,000.00" and substituting therefor the dollar amount "$10,000,000.00", (ii) the date "June 5, 1999" and substituting therefor the date "June 1, 2000" and (iii) the last sentence thereof and substituting the following new sentence:

         "Borrower's obligations to repay the advances under this Line of Credit shall be evidenced by a Second Amended and Restated Revolving Line of Credit Note substantially in the form of Exhibit A-1 to that certain Second Amendment to Credit Agreement, dated as of May 14, 1999 ("Line of Credit Note"), all of the terms of which are hereby incorporated herein by reference."

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         2.02 AMENDMENT TO SECTION 1.1(b). Effective as of the date hereof,
Section 1.1(b) of the Credit Agreement is hereby deleted and amended and restated in its entirety to read as follows:

                  "(b) Limitation on Borrowings. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed the product of Annual Traditional Cash Flow multiplied by 1.50. As used in this Agreement, the term "Annual Traditional Cash Flow" will mean, as of any date of determination for the twelve months ended on such date, the sum of the Company's net income, plus depreciation and amortization (each determined in accordance with GAAP), minus any cash gains resulting from the sale of assets of the Company outside of the normal course of the Company's business, minus all non-cash gains."

         2.03 AMENDMENT TO SECTION 1.1(c). Effective as of the date hereof,
Section 1.1(c) of the Credit Agreement is hereby amended by deleting therefrom
(i) the dollar amount "Twenty Million Dollars ($20,000,000.00)" and substituting therefor the dollar amount "Ten Million Dollars ($10,000,000.00)" and (ii) the date "May 2, 1999" and substituting therefor the date "May 1, 2000."

         2.04 AMENDMENT TO SECTION 1.2(c); FEE PAYMENT. Effective as of the date hereof, Section 1.2(c) of the Credit Agreement is hereby amended by deleting therefrom the non-refundable loan origination fee amount from "TWENTY-SEVEN THOUSAND FOUR HUNDRED ($27,400.00)" and substituting therefore the non-refundable loan origination fee amount of "FIFTEEN THOUSAND dollars ($15,000.00)." Such fee shall be payable in full in cash on the date hereof.
Section 1.2(c) shall be further amended by deleting therefrom the phrase "on June 11, 1998."

         2.05 AMENDMENT TO SECTION 1.2(d). Effective as of the date hereof,
Section 1.2 (d) of the Credit Agreement is hereby amended by deleting therefrom the phrase "Borrower shall pay to Bank a fee equal to thirty-five basis points (0.35%) per annum" and substituting therefor the phrase "Borrower shall pay to Bank a fee equal to one-half percent (0.50%) per annum"

         2.06 AMENDMENT TO SECTION 2.5. Effective as of the date hereof, Section
2.5 of the Credit Agreement is hereby amended by deleting therefrom the date "May 2, 1998" and substituting therefor the date "January 31, 1999."

         2.07 AMENDMENT TO SECTION 4.3(e). Effective as of the date hereof, the Credit Agreement is hereby amended by adding the following new Section 4.3(e):

                  "(e) upon delivery of the financial statements required pursuant to this Section 4.3, a Certificate of Compliance duly executed by the president or chief financial officer or controller of Borrower in a form and condition satisfactory to Bank in its sole discretion stating (i) whether or not Borrower is in compliance with the applicable financial covenants of this Agreement as evidenced by the accompanying financial statements, and if not in compliance, stating the reasons for such non-compliance, and (ii) further stating that there exists no Event of Default nor any condition, act or event

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         which with the giving of notice or the passage of time or both would constitute an Event of Default."

         2.08 AMENDMENT TO SECTION 4.9(c). Effective as of the date hereof,
Section 4.9(c) of the Credit Agreement is deleted and amended and restated in its entirety to read as follows:

                  "(c) Tangible Net Worth not at any time less than
              $57,000,000.00."

         2.09 AMENDMENT TO SECTION 4.9(e). Effective as of the date hereof,
Section 4.9(e) is hereby amended by deleting the phrase "trailing three quarter basis, determined as of each fiscal quarter end." and substituting therefor the phrase "trailing two quarter basis, determined as of each fiscal quarter end, effective as of the Borrower's second fiscal quarter end of 1999."

         2.10 AMENDMENT TO SECTION 4.9(f). Effective as of the date hereof,
Section 4.9(f) is hereby amended by deleting the phrase "a Fixed Charge Coverage of not less than 1.35 to 1.0" and substituting therefor the phrases "for Borrower's first and second fiscal quarters of 1999, a Fixed Charge Coverage of not less than 1.10 to 1.0; for Borrower's third fiscal quarter of 1999, a Fixed Charge Coverage of 1.15 to 1.0; and for Borrower's fourth fiscal quarter of 1999 and continuing thereafter, a Fixed Charge Coverage of 1.25 to 1.0."

         2.11 AMENDMENT TO SECTION 4.9(g). Effective as of the date hereof,
Section 4.9(g) of the Credit Agreement is hereby deleted and amended and restated to read in its entirety as follows:

                            "(g) Maintain a ratio of (i) an amount equal to the
                  sum of (A) the face amount of all outstanding Letters of Credit, plus (B) the indebtedness under the Line of Credit Note to (ii) total inventory of the Borrower, of not more than forty percent (40%) throughout the term hereof."

         2.12 AMENDMENT TO ADD NEW SECTION 4.11. Effective as of the date hereof, the Credit Agreement is hereby amended by adding the following new
Section 4.11:

                  "Year 2000 Compliance. Perform all acts reasonably necessary to ensure that (a) Borrower and any business in which Borrower holds a substantial interest, and (b) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used herein, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such

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                  certifications or other evidence of Borrower's compliance with the terms hereof as Bank may from time to time require."

         2.13 AMENDMENT TO SECTION 7.2. Effective as of the date hereof, Section
7.2 of the Credit Agreement is hereby amended by deleting the address of Borrower of "4801 Spring Valley Road, Suite 108B, Dallas, Texas 75244" and substituting therefor the address of Borrower of "4121 International Parkway, Carrollton, Texas 75007."


                                   ARTICLE III
                              CONDITIONS PRECEDENT

         3.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Bank:

                  (a) The Bank shall have received the following documents, each in form and substance satisfactory to the Bank and its legal counsel:

                  (i)      this Amendment duly executed by the Company;

                  (ii) the Second Amended and Restated Revolving Line of Credit Note, in the form of Exhibit A-1 attached hereto, duly executed by the Company;

                  (iii) a Company General Certificate certified by the Secretary of the Company acknowledging that (A) the Company's Board of Directors has by unanimous written consent adopted resolutions which authorize the execution, delivery and performance by the Company of this Amendment and all other Loan Documents to which the Company is or will be a party to, and (B) the names of the officers of the Company authorized to sign this Amendment and all other Loan Documents to which the Company is or will be a party to, together with specimen signatures of such officers; and

                  (iv) the payment of the fee referred to in Section 2.04 above.

                  (b) The representations and warranties contained herein and in the Credit Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof;

                  (c) No default or Event of Default shall have occurred and be continuing, unless such default or Event of Default has been specifically waived in writing by the Bank; and

                  (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Bank and its legal counsel.

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                                   ARTICLE IV
                                    NO WAIVER

         4.01 Except as otherwise specifically provided for in this Amendment, nothing contained herein shall be construed as a waiver by the Bank of any covenant or provision of the Credit Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between the Company and the Bank, and the failure of the Bank at any time or times hereafter to require strict performance by the Company of any provision thereof shall not waive, affect or diminish any right of the Bank to thereafter demand strict compliance therewith. The Bank hereby reserves all rights granted under the Credit Agreement, the other Loan Documents, this Amendment and any other contract or instrument between the Company and the Bank.


                                    ARTICLE V
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         5.01 RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Company and the Bank agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         5.02 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Bank that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Company and will not violate the Articles of Incorporation or Bylaws of the Company; (b) the representations and warranties contained in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing, unless such default or Event of Default has been specifically waived in writing by the Bank; (d) the Company is in full compliance with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (e) the Company has not amended its Articles of Incorporation or its Bylaws since the date of the Credit Agreement.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         6.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Loan Agreement or any other Loan Documents, including, without limitation, any

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document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

         6.02 REFERENCE TO CREDIT AGREEMENT. Each of the Credit Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         6.03 EXPENSES OF THE BANK. The Company agrees to pay on demand all reasonable costs and expenses incurred by the Bank in connection with any and all amendments, modifications, and supplements to the Loan Documents, including, without limitation, the costs and fees of the Bank's legal counsel, and all costs and expenses incurred by the Bank in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of the Bank's legal counsel.

         6.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         6.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Bank and the Company and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

         6.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         6.07 EFFECT OF WAIVER. No consent or waiver, express or implied, by the Bank to or for any breach of or deviation from any covenant or condition by the Company shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

         6.08 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         6.09 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

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         6.10 FINAL AGREEMENT. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE COMPANY AND THE BANK.

         6.11 RELEASE. THE COMPANY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "INDEBTEDNESS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE BANK. THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE BANK, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE COMPANY MAY NOW OR HEREAFTER HAVE AGAINST THE BANK, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM THE BANK TO THE COMPANY UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.


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         IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

                                    COMPANY:

                                    GADZOOKS, INC.


                                    By: /s/ MONTY R. STANDIFER
                                       -----------------------------------------
                                        Monty R. Standifer,
                                        Senior Vice President, Chief Financial
                                        Officer, Treasurer and Secretary


                                    BANK:

                                    WELLS FARGO BANK (TEXAS), NATIONAL
                                    ASSOCIATION


                                    By: /s/ LISA M. AUTRY
                                       -----------------------------------------
                                        Lisa M. Autry
                                        Vice President

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                                   EXHIBIT A-1

            Second Amended and Restated Revolving Line of Credit Note

                                 (See Attached)




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                           SECOND AMENDED AND RESTATED
                          REVOLVING LINE OF CREDIT NOTE


                                                                   Dallas, Texas
$10,000,000.00                                                      May 14, 1999

         FOR VALUE RECEIVED, the undersigned GADZOOKS, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION ("Bank") at its office at North Texas RCBO, 1445 Ross, Suite 300, Dallas, Texas 75202, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Dollars ($10,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

DEFINITIONS:

         As used herein, the following terms shall have the meanings set forth after each, and any other term defined in this Note shall have the meaning set forth at the place defined:

         (a) "Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in Texas are authorized or required by law to close.

         (b) "Fixed Rate Term" means a period commencing on a Business Day and continuing for 1, 2, or 3 months as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than One Hundred Thousand Dollars ($100,000.00); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any Fixed Rate Term would end on a day which is not a Business Day, then such Fixed Rate Term shall be extended to the next succeeding Business Day.

         (c) "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

                                    Base LIBOR
         LIBOR =           -------------------------------
                           100% - LIBOR Reserve Percentage

                  (i) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

                  (ii) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

         (d) "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

INTEREST:

         (a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed, unless such calculation would result in a usurious rate, in which case interest shall be computed on the basis of a 365/366-day year, as the case may be, actual days elapsed) at the lesser of (i) either (A) a fluctuating rate per annum equal to the Prime Rate in effect from time to time, or (B) a fixed rate per annum determined by Bank to be 1.95000% above LIBOR in effect on the first day of the applicable Fixed Rate Term, or (ii) the Maximum Rate. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR selection hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

         (b) Selection of Interest Rate Options. At any time any portion of this Note bears interest determined in relation to LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that all or a portion thereof bears interest determined in relation to the Prime Rate or to LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to LIBOR for a Fixed Rate Term designated by Borrower. At such time as Borrower requests an advance hereunder or wishes to select a LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying: (i) the interest rate option selected by Borrower; (ii) the principal amount subject thereto; and (iii) for each LIBOR selection, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR selection, (A) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and (B) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. For each LIBOR option requested hereunder, Bank will quote the applicable fixed rate to Borrower at approximately 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a


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redetermination by Bank of the applicable fixed rate; provided however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied.

         (c)      Additional LIBOR Provisions.

                  (i) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, then (A) no new LIBOR option may be selected by Borrower, and (B) any portion of the outstanding principal balance hereof which bears interest determined in relation to LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

                  (ii) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank
(A) to make LIBOR options available hereunder, or (B) to maintain interest rates based on LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be canceled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

                  (iii) If any Change in Law or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority shall:

                  (A) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

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                  (B) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

                  (C)      impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduce any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to such LIBOR options. In determining which costs incurred by Bank and/or reductions in amounts received by Bank are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

         (d) Payment of Interest. Interest accrued on this Note shall be payable on the 1st day of each March, June, September and December, commencing September 1, 1999.

BORROWING AND REPAYMENT:

         (a) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided, however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 1, 2000.

         (b) Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of GERALD SZCZEPANSKI or MONTY STANDIFER or RONALD SZCZEPANSKI or JIM MOTLEY, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, The holder shall have no obligation to determine whether any such person requesting an advance remains authorized by any Borrower after the date hereof.

         (c) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding


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principal balance of this Note which bears interest determined in relation to LIBOR, with such payments applied to the oldest Fixed Rate Term first.

PREPAYMENT:

         (a) Prime Rate. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.

         (b) LIBOR. Borrower may prepay principal on any portion of this Note which bears interest determined in relation to LIBOR at any time and in the minimum amount of Ten Thousand Dollars ($10,000.00); provided, however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto, Borrower shall pay to Bank immediately upon demand a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

         (i) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

         (ii) Subtract from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.

         (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by LIBOR used in (ii) above.

Each Borrower acknowledges that prepayment of such amount may result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Each Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank.

EVENTS OF DEFAULT:

         This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of the date hereof, as amended pursuant to the Second Amendment to Credit Agreement, dated as of the date hereof, as the same may be further amended from time to time (the "Credit Agreement"). Any default in the payment or

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                                                     Gadzooks Second Amended and
                                          Restated Revolving Line of Credit Note
performance of any obligation under this Note, or any defined Event of Default under the Credit Agreement, shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

         (a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and accrued and unpaid interest outstanding hereunder to be immediately due and payable without presentment, demand, or any notices of any kind, including without limitation notice of nonperformance, notice of protest, protest, notice of dishonor, notice of intention to accelerate or notice of acceleration, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder and under the Credit Agreement shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel to the extent permissible), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

         (b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

         (c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

         (d) Savings Clause. It is the intention of the parties to comply strictly with applicable usury laws. Accordingly, notwithstanding any provision to the contrary in this Note, or in any contract, instrument or document evidencing or securing the payment hereof or otherwise relating hereto (each, a "Related Document"), in no event shall this Note or any Related Document require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws that exceed the maximum amount permitted by such laws, as the same may be amended or modified from time to time (the "Maximum Rate"). If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with this Note or any Related Document, or in any communication by Bank or any other person to Borrower or any other person, or in the event that all or part of the principal or interest hereof or thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved or received on the amount of principal actually outstanding from time to time under this Note shall exceed the Maximum Rate, then in such event it is agreed that: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrower nor any other person




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                                                     Gadzooks Second Amended and
                                          Restated Revolving Line of Credit Note
or entity now or hereafter liable for the payment of this Note or any Related Document shall be obligated to pay the amount of such interest to the extent it is in excess of the Maximum Rate; (iii) any such excess interest which is or has been received by Bank, notwithstanding this paragraph, shall be credited against the then unpaid principal balance hereof or thereof, or if this Note or any Related Document has been or would be paid in full by such credit, refunded to Borrower; and (iv) the provisions of this Note and each Related Document, and any other communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Maximum Rate. The right to accelerate the maturity of this Note or any Related Document does not include the right to accelerate, collect or charge unearned interest, but only such interest that has otherwise accrued as of the date of acceleration. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received in connection with this Note and any Related Document which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of this Note or such Related Document, including all prior and subsequent renewals and extensions hereof or thereof, all interest at any time contracted for, charged, taken, reserved or received by Bank. The terms of this paragraph shall be deemed to be incorporated into each Related Document.

                  To the extent that any of the optional interest rate ceilings provided in Chapter 303 of the Texas Finance Code may be available for application to any loan(s) or extension(s) of credit under this Note or the Credit Agreement for the purpose of determining the maximum allowable interest hereunder pursuant to the Texas Finance Code (Vernon's Texas Code Annotated), as amended from time to time (as amended, the "Texas Finance Code"), the applicable "weekly ceiling" (as such term is defined in Chapter 303 of the Texas Finance
Code) from time to time in effect shall be used to the extent that it is so available.

         (e) Right of Setoff; Deposit Accounts. Upon and after the occurrence of an Event of Default, (i) Borrower hereby authorizes Bank, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Bank shall have declared this Note to be due and payable in accordance with the terms hereof, to set off against, and to appropriate and apply to the payment of, Borrower's obligations and liabilities under this Note (whether matured or unmatured, fixed or contingent, liquidated or unliquidated), any and all amounts owing by Bank to Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust and escrow accounts), time or demand and however evidenced), and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank, in its sole discretion, may elect. Borrower hereby grants to Bank a security interest in all deposits and accounts maintained with Bank and with any other financial institution to secure the payment of all obligations and liabilities of Borrower to Bank under this Note.



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                                                     Gadzooks Second Amended and
                                          Restated Revolving Line of Credit Note

         (f) Business Purpose. Borrower represents and warrants that all loans evidenced by this Note are for a business, commercial, investment, agricultural or other similar purpose and not primarily for a personal, family or household use.

         (g) Certain Tri-Party Accounts. Borrower and Bank agree that Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to any revolving loan accounts created under this Note or maintained in connection herewith.

NOTICE: THIS NOTE AND ALL OTHER DOCUMENTS RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY.

         This Note is a renewal, extension and restatement of that certain First Amended and Restated Revolving Credit Note dated June 11, 1998 in the face amount of $20,000,000.00 (the "First Amended Note"), and accordingly, this Note is not intended to be or constitute a repayment, novation or termination of the First Amended Note.

                           [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]


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                                                     Gadzooks Second Amended and
                                          Restated Revolving Line of Credit Note

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                             GADZOOKS, INC.


                                             By: /s/ MONTY R. STANDIFER
                                                --------------------------------
                                                  Monty R. Standifer
                                                  Senior Vice President, Chief
                                                  Financial Officer, Treasurer
                                                  and Secretary



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                                                     Gadzooks Second Amended and
                                          Restated Revolving Line of Credit Note